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                                                                   EXHIBIT 21.1
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                                                           Names under which
                                       State of            Subsidiary does
The Company's Subsidiaries             Incorporation       Business
--------------------------             -------------       --------------------
Horizon Organic Dairy, Inc.            Colorado            Horizon Organic Dairy

Horizon Organic Dairy, Idaho                               Horizon Organic Farms
Farm, Inc.                             Colorado            Horizon Organic Dairy

Horizon Organic Dairy,                 Colorado            Horizon Organic Farms
Maryland Farm, Inc.                                        Horizon Organic Dairy

Horizon Organic International, Inc.    Delaware            Horizon International

Horizon Organic Diary, California
Farm, Inc.                             Delaware            None

Horizon Organic Dairy Limited          United Kingdom      Horizon Organic Dairy

Meadow Farms Limited                   United Kingdom      Meadow Farms
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